Exhibit 99.1

ASCENT CAPITAL GROUP TO PRESENT AT THE PIPER JAFFRAY TECHNOLOGY, MEDIA & TELECOMMUNICATIONS CONFERENCE

Englewood, CO — March 4, 2014 — Ascent Capital Group Inc. (“Ascent” or the “Company”) (NASDAQ: ASCMA) announced today that it will present to the attendees of the Piper Jaffray Technology, Media & Telecommunications Conference being held on March 11, 2014 at the Le Parker Meridien in New York, NY at 4:00 PM ET.

Mr. Bill Fitzgerald, Chairman and Chief Executive Officer of Ascent, and Mr. Michael Meyers, Chief Financial Officer of Ascent and its subsidiary Monitronics International, Inc., will speak at the conference. During this event, management may make observations regarding the financial performance and outlook of both Ascent and Monitronics.

A live webcast of management’s presentation will be made available on the Ascent investor relations website at http://www.ascentcapitalgroupinc.com/Investor-Relations.aspx.

About Ascent Capital Group, Inc.

Ascent is a holding company that owns 100 percent of its operating subsidiary, Monitronics International Inc. and certain former subsidiaries of Ascent Media Group, LLC. Monitronics, headquartered in Dallas, TX is one of the nation’s largest, fastest-growing home security alarm monitoring companies.

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Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com